EXHIBIT 10.6

INCENTIVE STOCK OPTION GRANT AGREEMENT

USBC, INC.

This Incentive Stock Option Grant Agreement (the “Grant Agreement”) is made and entered into effective on the Date of Grant set forth in Exhibit A (the “Date of Grant”) by and between USBC, Inc. (formerly, Know Labs, Inc.), a Nevada corporation (the “Company”), and the individual named in Exhibit A hereto (the “Optionee”).

WHEREAS, the Company desires to provide the Optionee an incentive to participate in the success and growth of the Company through the opportunity to earn a proprietary interest in the Company; and

WHEREAS, to give effect to the foregoing intention, the Company desires to grant the Optionee an option pursuant to the USBC, Inc. 2021 Equity Incentive Plan (formerly, the Know Labs, Inc. 2021 Equity Incentive Plan) (the “Plan”) to acquire the Company’s common stock, par value $0.001 per share (the “Common Stock”);

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the parties hereto agree as follows:

1. Grant. The Company hereby grants the Optionee an Incentive Stock Option (the “Option”) to purchase up to the number of shares of Common Stock (the “Shares”) set forth in Exhibit A hereto at the exercise price per Share (the “Exercise Price”) set forth in Exhibit A, subject to the terms and conditions set forth herein and the provisions of the Plan, the terms of which are incorporated herein by reference. Capitalized terms used but not otherwise defined in this Grant Agreement shall have the meanings as set forth in the Plan.

This Option is intended to qualify as an Incentive Stock Option (“ISO”) under Section 422 of the Code. However, notwithstanding such designation, if the Optionee becomes eligible in any given year to exercise ISOs for Shares having a Fair Market Value in excess of $100,000, those options representing the excess shall be treated as Nonqualified Stock Options. In the previous sentence, “ISOs” include ISOs granted under any plan of the Company, Related Company or any of their respective parents or any subsidiaries. For the purpose of deciding which options apply to Shares that “exceed” the $100,000 limit, ISOs shall be taken into account in the same order as granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted. The Optionee hereby acknowledges that there is no assurance that the Option will, in fact, be treated as an Incentive Stock Option under Section 422 of the Code.

The Optionee understands that in order to obtain the tax benefits of an ISO, no sale or other disposition may be made of shares for which ISO treatment is desired within one (1) year following the date of exercise of the Option or within two (2) years from the Date of Grant. The Optionee understands and agrees that neither the Company nor the Related Companies shall be liable or responsible for any additional tax liability the Optionee incurs in the event that the Internal Revenue Service for any reason determines that this Option does not qualify as an ISO under Section 422 of the Code.

If the Optionee disposes of the shares of Common Stock prior to the expiration of either two (2) years from the Date of Grant or one (1) year from the date the shares are transferred to the Optionee pursuant to the exercise of the Option (a “Disqualifying Disposition”), the Optionee shall notify the Company in writing within thirty (30) days after such disposition of the date and terms of such disposition. The Optionee also agrees to provide the Company with any information concerning any such dispositions as the Company requires for tax purposes.

2. Vesting. Except as otherwise provided in this Grant Agreement, this Option will vest and become exercisable, in whole or in part, with respect to twenty-five percent (25%) of the total number of Shares subject to the Option as set forth on Exhibit A on the First Vesting Date (as set forth on Exhibit A), and the remaining Shares Subject to the Option will vest and become exercisable in twelve (12) equal quarterly installments over the three (3) year period commencing with the First Quarterly Vesting Date set forth on Exhibit A and continuing on each 90th day anniversary of such First Quarterly Vesting Date thereafter; provided, however, that no portion of this Option will vest after the date on which the Optionee incurs a Termination of Service.

3. Exercise Period Following Termination of Service. This Option shall terminate and be canceled to the extent not exercised within three (3) months following the Optionee’s Termination of Service, except that if such termination is due to the Optionee’s death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, this Option shall terminate and be canceled one (1) year from the date of Optionee’s Termination of Service. Notwithstanding the foregoing, in the event that the Optionee’s Termination of Service is for Cause, then the Option shall immediately terminate on the date of such Termination of Service and shall not be exercisable for any period following such date. In no event, however, shall this Option be exercised later than the Expiration Date set forth in Exhibit A and in no event shall this Option be exercised for more Shares than the Shares which otherwise have become exercisable as of the date of termination.

For purposes of this Grant Agreement, “Cause” shall mean, unless otherwise defined in a written employment, services or other agreement between the Participant and the Company or a Related Company, means the Participant’s: (i) commission, indictment for or conviction of, or plea of guilty or nolo contendere to a felony or a crime involving dishonesty, fraud or moral turpitude, or the Participant engaging in any embezzlement, financial misappropriation or fraud, related to the Participant’s employment with, or provision of services to, the Company or any subsidiary or Affiliate; (ii) the Participant’s breach of the Participant’s obligations to the Company or any of its subsidiaries or Affiliates or pursuant to this Agreement (including, but not limited to, any restrictive covenant obligation); (iii) the Participant’s misconduct in connection with the Participant’s performance of the Participant’s duties for the Company or any subsidiary or Affiliate, which is harmful to the Company or any subsidiary or Affiliate; (iv) the Participant’s violation of any U.S. federal securities laws, rules or regulations; (v) the Participant’s violation of any Company policy or any other policy or procedure of a subsidiary or Affiliate of the Company; (vi) the Participant’s habitual use of alcohol or drugs that materially impairs ability to perform duties; (vii) the Participant’s gross negligence which is harmful to the Company or any of its subsidiaries or Affiliates; (viii) the Participant’s commission of any act of sexual or other harassment or discrimination; or (ix) the Participant’s failure (other than due to illness or injury) to perform the Participant’s duties and responsibilities to the Company or the Participant’s refusal to follow the reasonable and lawful directive of the Company related to performance of the Participant’s duties, which directive is consistent with normal business practice. With respect to clauses (ii), (iii), (v), (vii) or (ix), the Participant will be given thirty (30) days to cure such event or condition giving rise to such termination for Cause (to the extent the Company deems such event or condition curable).

4. Method of Exercise. This Option is exercisable by delivery to the Company of an exercise notice (the “Exercise Notice”) in the form set forth as Exhibit B hereto or in such other form or means as the Administrator may permit or require. Any Exercise Notice shall state or provide the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”) and include such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Option may be exercised only for whole Shares. The entire Exercise Price of the Option shall be payable in full at the time of exercise to the extent permitted by applicable statutes and regulations, either:

(a) in cash or by certified or bank check at the time the Option is exercised;

(b) by delivery to the Company of other shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Optionee identifies for delivery specific shares that have a Fair Market Value on the date of attestation equal to the Exercise Price (or portion thereof) and receives a number of shares equal to the difference between the number of shares thereby purchased and the number of identified attestation shares (a “Stock for Stock Exchange”);

(c) through a “cashless exercise program” established with a broker;

(d) by any combination of the foregoing methods; or

(e) in any other form of legal consideration that may be acceptable to the Administrator.

Upon exercise of the Option by the Optionee and prior to the delivery of such Exercised Shares, the Company shall have the right to require the Optionee to satisfy applicable Federal and state tax income tax withholding requirements, if any, and the Optionee’s share of applicable employment withholding taxes, if any, in a method satisfactory to the Company. Notwithstanding the foregoing, no Exercised Shares shall be issued unless such exercise and issuance complies with the requirements relating to the administration of stock option plans and other applicable equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any foreign country or jurisdiction where stock grants or other applicable equity grants are made under the Plan; assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Shares.

Notwithstanding anything contained herein to the contrary, if the Option (to the extent vested) has not been exercised prior to the Expiration Date and the Fair Market Value of a share of Common Stock immediately prior to the Expiration Date exceeds the Exercise Price per Share set forth on Exhibit A, then the Option shall be deemed to have been exercised immediately prior to the Expiration Date and the Administrator shall cause the aggregate Exercise Price to be paid in any form permitted by Section 5 hereof.

5. Covenants Agreement. This Option shall be subject to forfeiture at the election of the Company in the event that the Optionee breaches any agreement between the Optionee and the Company or any Related Companies with respect to confidentiality, noncompetition, nonsolicitation, nondisparagement, assignment of inventions and contributions and/or nondisclosure obligations of the Optionee.

6. Taxes. By executing this Grant Agreement, Optionee acknowledges and agrees that Optionee is solely responsible for the satisfaction of any applicable taxes that may be imposed on Optionee that arise as a result of the grant, vesting or exercise of the Option, including without limitation any taxes arising under Section 409A of the Code (regarding deferred compensation) or Section 4999 of the Code (regarding golden parachute excise taxes), and that neither the Company nor the Administrator shall have any obligation whatsoever to pay such taxes or otherwise indemnify or hold Optionee harmless from any or all of such taxes.

7. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Grant Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

8. Securities Matters. All Shares and Exercised Shares shall be subject to the restrictions on sale, encumbrance and other disposition provided by Federal or state law. The Company shall not be obligated to sell or issue any Shares or Exercised Shares pursuant to this Grant Agreement unless, on the date of sale and issuance thereof, such Shares are either registered under the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state securities laws, or are exempt from registration thereunder. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

9. Investment Purpose. The Optionee represents and warrants that unless the Shares are registered under the Securities Act, any and all Shares acquired by the Optionee under this Grant Agreement will be acquired for investment for the Optionee’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act. The Optionee agrees not to sell, transfer or otherwise dispose of such Shares unless they are either (1) registered under the Securties Act and all applicable state securities laws, or (2) exempt from such registration in the opinion of Company counsel.

10. Lock-Up Agreement. The Optionee hereby agrees that in the event that the Optionee exercises this Option during a period in which any directors or officers of the Company have agreed with one or more underwriters not to sell securities of the Company, then, as a condition to such exercise, the Optionee shall enter into an agreement, in form and substance satisfactory to the Company, pursuant to which the Optionee shall agree to restrictions on transferability of the Shares comparable to the restrictions agreed upon by such directors or officers of the Company.

11. Other Plans. No amounts of income received by the Optionee pursuant to this Grant Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company or its subsidiaries, unless otherwise expressly provided in such plan.

12. No Guarantee of Continued Service. The Optionee acknowledges and agrees that the right to exercise the Option pursuant to the exercise schedule hereof is earned only by continuing employment or service with the Company and/or its Related Companies (and not through the act of being hired, being granted an option or purchasing shares hereunder). The Optionee further acknowledges and agrees that (i) this Grant Agreement, the transactions contemplated hereunder and the exercise schedule set forth herein do not constitute an express or implied promise of continued employment or service for the exercise period or for any other period, and shall not interfere with the Optionee’s right or the right of the Company or its Related Companies to terminate the employment or service relationship at any time, with or without cause, subject to the terms of any written employment agreement that the Optionee may have entered into with the Company or any of its Related Companies; and (ii) the Company would not have granted this Option to the Optionee but for these acknowledgements and agreements.

13. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Grant Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee. In the event of any conflict between this Grant Agreement and the Plan, the Plan shall be controlling, except as otherwise specifically provided in the Plan. This Grant Agreement shall be construed under the laws of the State of Washington, without regard to conflict of laws principles.

14. Opportunity for Review. Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Grant Agreement. The Optionee has reviewed the Plan and this Grant Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Agreement and fully understands all provisions of the Plan and this Grant Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Grant Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated herein.

15. Section 409A. This Option is intended to be excepted from coverage under Section 409A and shall be administered, interpreted and construed accordingly. The Company may, in its sole discretion and without the Optionee’s consent, modify or amend the terms of this Grant Agreement, impose conditions on the timing and effectiveness of the exercise of the Option by Optionee, or take any other action it deems necessary or advisable, to cause the Option to be excepted from Section 409A (or to comply therewith to the extent the Company determines it is not excepted).

16. Data Privacy Consent. In order to administer the Plan and this Grant Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

17. Compensation Recovery Policy. By accepting the Option, the Optionee acknowledges that the Optionee is fully bound by, and subject to all of the terms and conditions of, the Company’s Compensation Recovery Policy, and the Optionee agrees to abide by the terms of such policy. To the extent that the Board or committee thereof determines that all or a portion of the Option or the shares of Common Stock issued on exercise of the Option must be cancelled, forfeited, repaid, or otherwise recovered by the Company, the Optionee shall promptly take whatever action is necessary to effectuate such cancellation, forfeiture, repayment, or recovery. No recovery of all or a portion of the Option under the Compensation Recovery Policy will be an event giving rise to a right to terminate for “Good Reason” under any agreement with the Company. In the event of any conflicts between the terms of the Compensation Recovery Policy and the terms of the Plan or this Agreement, the terms of the Compensation Recovery Policy shall govern.

18. Counterparts. This Grant Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Grant Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Grant Agreement as of the date set forth in Exhibit A.

USBC, INC.

By:
Name:
Title:

OPTIONEE

Name:

EXHIBIT A

INCENTIVE STOCK OPTION GRANT AGREEMENT

USBC, INC.

(a). Optionee’s Name: _________________________

(b). Date of Grant: _____________________________

(c). Number of Shares Subject to the Option: _________________

(d). Exercise Price: $____________ per Share

(e). Expiration Date: _________________________

(f). First Vesting Date: _________________________

(g). First Quarterly Vesting Date: ______________________

_______ (Initials)

Optionee

_______ (Initials)

Company Signatory

EXHIBIT B

USBC, INC.

2021 EQUITY INCENTIVE PLAN

STOCK OPTION EXERCISE NOTICE

USBC, Inc.

Via E-Mail

legal@usbc.co

1. Exercise of Option. Effective as of today, ________________, 202__ (the “Exercise Date”), the undersigned ("Purchaser") hereby elects to purchase ________ shares (the “Shares”) of the Common Stock of USBC, Inc. (the “Company”) under and pursuant to the Incentive Stock Option Grant Agreement dated _____________, 202_ (the “Option Agreement”). Pursuant to the Option Agreement, the aggregate purchase price for the Shares is $_____________ (the “Purchase Price”). Capitalized terms used herein and not otherwise defined shall have the meaning assigned thereto under the USBC, Inc. 2021 Equity Incentive Plan (the “Plan”).

2. With respect to payment of the Purchase Price, select A or B as follows:

A. [  ] Full Payment. Purchaser herewith makes payment of a check the full Purchase Price to the Company, either:

[  ] by enclosing a check payable to USBC, Inc., or

[  ] by transfer of funds by wire transfer to the Company.

B. [  ] Cashless Exercise. Purchaser elects to exercise via “cashless exercise” through a broker approved by the Company, and agrees to execute and deliver all appropriate forms as may be required by such broker and/or the Company. I hereby authorize the broker will pay to the Company the Purchase Price plus an amount sufficient to cover all applicable taxes, as determined by the Company.

3. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares covered by the Option, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance.

4. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

5. Entire Agreement; Governing Law. The Option Agreement is incorporated herein by reference. This Agreement and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Washington.

Submitted by:	Accepted by:

PURCHASER	USBC, INC.

________________________________	By: _____________________________

________________________________	________________________________
Print Name	Print Name/Title

Date: ___________________________	Date: ____________________________